July 31, 2007
MEDIA CONTACT: Rose B. Cummings, APR
Executive Director of Corporate Communications
(704) 858-5199
media@suncom.com
or
Denise DesChenes/Kara Findlay
Sard Verbinnen & Co
(212) 687-8080
ANALYST CONTACT: Steven M. Somers, CFA
Executive Director of Investor Relations
& Corporate Development
(610) 651-5900
ssomers@suncom.com
SunCom Wireless Announces Sharply Higher Adjusted EBITDA for the
Second Quarter of 2007
Adjusted EBITDA Increases Over 100% and Margin Expands to 22.8 Percent
BERWYN, Pa. - SunCom Wireless Holdings, Inc. (NYSE: TPC) today reported operating and financial results for the second quarter of 2007. Adjusted EBITDA was $50.3 million for the quarter compared with $24.5 million in the second quarter of 2006, while Adjusted EBITDA margin expanded to 22.8 percent from 20.5 percent in the first quarter of 2007 and from 13.3 percent in the second quarter of 2006. Cash flows used in operations were $12.5 million for the three months ended June 30, 2007, compared with a use of $20.8 million for three months ended June 30, 2006.
Service revenue for the quarter was $195.7 million compared with $164.4 million in the second quarter of 2006. The increase in service revenue was the result of higher ARPU and a greater number of subscribers compared with the second quarter of 2006. ARPU increased to $57.21 in the second quarter from $55.70 in the first quarter of 2007 and from $52.89 a year ago, reflecting higher access revenue, increased feature revenue, such as SMS messaging and downloadable ring tones, as well as increases in miscellaneous revenue. Net additions were 16,128 in the quarter and increased the Company’s subscriber base almost 106,000 to 1,136,966 compared with 1,031,443 a year ago. Monthly churn for the second quarter 2007 was 2.4 percent compared with 2.2 percent in the second quarter of 2006. The increase in churn is primarily attributable to SunCom’s prepaid service offering, which was introduced in only its domestic operations in the third quarter of 2006. In the second quarter in its domestic business, the Company added a net 5,526 prepaid customers, while postpaid subscribers increased by 11,810. Offsetting this strong growth in prepaid and postpaid subscriber additions was an 11,062 decrease in month-to-month subscribers, which is a predominantly credit-challenged sub-segment of the Company’s subscriber base. The Company increased the access price and handset equipment pricing for these rate plans to improve profitability, which had the impact of reducing gross adds and increasing churn for this sub-segment. At June 30, 2007, less than 5 percent of its domestic subscriber base was on one of these rate plans.
Roaming revenue increased 29 percent to $25.1 million from $19.5 million in the second quarter of 2006 on the strength of higher roaming volumes and increased data traffic. Roaming minutes of use increased 32 percent to 338.6 million in the quarter from 256.4 million minutes a year ago. Since the beginning of the third quarter of 2007, SunCom has seen roaming volumes from its largest roaming partner decline. After discussions with this partner, SunCom estimates that this change will result in an approximate 25 percent decrease in volumes, or approximately $5 million less roaming revenue, on a quarterly basis, as compared to the second quarter of 2007.
“We continue to see improving performance in our business, driven by higher subscriber counts and ARPU, as well as improved efficiencies. This provides further evidence that our strategy to attract these high-ARPU subscribers with value rate plans is the right one,” said Michael E. Kalogris, Chairman and CEO of SunCom Wireless. “With six consecutive quarters of Adjusted EBITDA growth and margin expansion, we remain confident in the growth of SunCom.”
Cash cost per user (CCPU) improved $2.43 to $37.47 compared with $39.90 in the second quarter of 2006. The decrease reflects the decommissioning of the Company’s TDMA network and a reduction in interconnection expenses along with the increase in the Company’s subscriber base.
Net loss for the quarter was $193.0 million or $5.80 per share, which includes a loss of $182.9 million, or $5.50 per share, resulting from the debt-for-equity exchange. This compares to a net loss of $110.4 million, or $16.07 per share, a year ago.
Capital expenditures for the quarter were $11.0 million compared with $30.9 million a year ago, and the Company ended the second quarter of 2007 with $184.6 million of cash and short-term investments.

Other Recent Developments
On May 15, 2007, the Company completed its previously-announced exchange with holders of certain of SunCom Wireless Inc.’s subordinated notes, as well as the related reverse stock split. Both transactions were approved by the Company’s shareholders on April 20, 2007, and the exchange was subsequently approved by the Federal Communications Commission. As a result of the exchange transaction, SunCom reduced its principal debt amount by approximately $731.6 million and its annual interest payments by approximately $66.2 million, giving the Company greater financial flexibility. Bondholders who previously held or beneficially owned approximately 98.3% of the aggregate outstanding 9-3/8% Senior Subordinated Notes due 2011 and 8-3/4% Senior Subordinated Notes due 2011 of SunCom’s indirect, wholly-owned subsidiary, SunCom Wireless, Inc., have exchanged subordinated notes for 87.9% of the Company’s Class A common stock. In the merger transaction, which occurred immediately prior to the exchange transaction, each outstanding share of SunCom’s Class A common stock was converted into 0.1 share of Class A common stock for the primary purpose of implementing a 1-for-10 reverse stock split.
On July 13, 2007, the Company’s Class A common stock resumed trading on the New York Stock Exchange (NYSE) under the ticker symbol “TPC”. Following SunCom’s appeal of NYSE’s December 19, 2006 suspension of trading, NYSE Regulation recommended, and the NYSE Regulation Board of Directors’ Committee for Review determined, that trading of SunCom’s Class A common stock on the NYSE should resume. SunCom Wireless shares had been trading on the OTC Bulletin Board most recently under the ticker symbol “SCWH”. The suspension was based on a determination of non-compliance with NYSE’s market capitalization standard.
On these two milestones, Mike Kalogris remarked, “With the reduction in our net leverage position to less than five times and the return to the NYSE, we have dramatically improved the Company’s financial standing, which we expect will serve it well going forward.”

Forward-looking Statement
Statements regarding the Company's future plans and growth prospects in this release are forward- looking statements. These statements are subject to risks and uncertainties, including those discussed in the Risk Factors section of the Company's prospectus dated June 19, 2007, and other filings the Company makes with the U.S. Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update any forward-looking statements ..

About SunCom Wireless
SunCom Wireless is a leader in offering digital wireless communications services to consumers in the Southeastern United States, Puerto Rico and the U.S. Virgin Islands. With more than 1 million subscribers, SunCom is committed to being a different kind of wireless company focused on treating customers with respect, offering simple, straightforward plans and providing access to the largest GSM network and the latest technology choices. SunCom Wireless is a proud provider of Wireless AMBER Alerts. For more information about SunCom products and services, visit www.suncom.com or call 877-CALL-SUN (1-877-225-5786).

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS:
Current assets:
Cash and cash equivalents	$55,638	$37,683
Short-term investments	127,300	157,600
Restricted cash and restricted short-term investments	1,711	1,668
Accounts receivable, net of allowance for doubtful accounts of $8,741 and $8,895, respectively	94,235	96,255
Accounts receivable – roaming partners	17,493	14,811
Inventory, net	28,205	27,441
Prepaid expenses	22,990	16,446
Assets held for sale	377	11,446
Other current assets	6,655	11,960

Total current assets	354,604	375,310

Long-term assets:
Property and equipment, net	453,198	480,880
Intangible assets, net	777,794	794,250
Other long-term assets	10,742	4,419

Total assets	$1,596,338	$1,654,859

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$78,935	$71,602
Accrued liabilities	55,344	89,134
Current portion of long-term debt	2,792	2,810
Other current liabilities	26,994	24,937

Total current liabilities	164,065	188,483

Long-term debt:
Capital lease obligations	389	531
Senior secured term loan	241,250	242,500
Senior notes	714,977	714,341

Senior long-term debt	956,616	957,372

Subordinated notes	12,205	732,365

Total long-term debt	968,821	1,689,737

Deferred income taxes, net	146,993	143,124
Deferred revenue	1,520	1,766
Deferred gain on sale of property and equipment	57,866	46,173
Other	5,551	2,468

Total liabilities	1,344,816	2,071,751

Commitments and contingencies	—	—

Stockholders’ equity (deficit):
Preferred stock, $0.01 par value, 70,000,000 shares authorized; no shares issued or outstanding as of June 30, 2007 and December 31, 2006	—	—
Class A common stock, $0.01 par value, 580,000,000 shares authorized; 59,341,576 shares issued and 59,228,826 shares outstanding as of June 30, 2007 and 520,000,000 shares authorized; 6,511,238 shares issued and 6,333,119 shares outstanding as of December 31, 2006	592	633
Class B non-voting common stock, $0.01 par value, no shares authorized as of June 30, 2007; 60,000,000 shares authorized; 792,610 shares issued and outstanding as of December 31, 2006	—	79
Additional paid-in capital	1,502,822	611,961
Accumulated deficit	(1,250,151)	(1,027,824)
Class A common stock held in trust	—	(173)
Deferred compensation	—	173
Class A common stock held in treasury, at cost (112,750 and 178,119 shares, respectively)	(1,741)	(1,741)

Total stockholders’ equity (deficit)	251,522	(416,892)

Total liabilities and stockholders’ equity (deficit)	$1,596,338	$1,654,859

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue:
Service	$195,674	$164,430	$382,109	$319,897
Roaming	25,099	19,519	47,101	40,985
Equipment	21,681	22,739	46,164	47,698

Total revenue	242,454	206,688	475,374	408,580

Operating expenses:
Cost of service	66,262	66,717	129,194	134,665
Cost of equipment	34,792	32,270	73,659	71,491
Selling, general and administrative	91,626	83,385	180,666	172,012
Termination benefits and other-related charges	—	658	—	1,556
Depreciation and asset disposal	20,935	84,531	45,081	188,030
Amortization	7,243	10,689	15,077	22,193

Total operating expenses	220,858	278,250	443,677	589,947

Income (loss) from operations	21,596	(71,562)	31,697	(181,367)

Interest expense	(29,635)	(38,167)	(67,969)	(75,909)
Interest and other income	2,422	3,313	4,826	7,407
Loss on debt-for-equity exchange	(182,868)	—	(182,868)	—

Loss before taxes	(188,485)	(106,416)	(214,314)	(249,869)
Income tax provision	(4,504)	(3,991)	(7,602)	(7,743)

Net loss	($192,989)	($110,407)	($221,916)	($257,612)

Net loss per common share (basic and diluted)	($5.80)	($16.07)	($11.02)	($37.59)

Weighted average common shares outstanding (basic and diluted)	33,246,761	6,868,498	20,143,932	6,852,413

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(Dollars in thousands)

		Class B			Common			Total
	Class A	Non-Voting	Additional		Stock			Stockholders’
	Common	Common	Paid In	Deferred	Held in	Treasury	Accumulated	Equity
	Stock	Stock	Capital	Compensation	Trust	Stock	Deficit	(Deficit)
Balance at December 31, 2006	$633	$79	$611,961	$173	($173)	($1,741)	($1,027,824)	($416,892)

Adoption of FASB Interpretation No. 48 (FIN 48)	—	—	—	—	—	—	(411)	(411)
Deferred compensation, net of forfeitures	7	—	(7)	—	—	—	—	—
Termination of deferred compensation plan	—	—	—	(173)	173	—	—	—

Conversion of Class B to Class A	79	(79)	—	—	—	—	—	—

Reverse stock split	(647)	—	647	—	—	—	—	—
Stock issuance in connection with debt-for-equity exchange	520	—	889,165	—	—	—	—	889,685

Non-cash compensation	—	—	1,099	—	—	—	—	1,099

Net loss	—	—	—	—	—	—	(221,916)	(221,916)

Other	—	—	(43)	—	—	—	—	(43)

Balance at June 30, 2007	$592	$—	$1,502,822	$—	$—	($1,741)	($1,250,151)	$251,522

Balance at December 31, 2005	$627	$79	$607,849	$145	($145)	($1,375)	($690,446)	($83,266)

Deferred compensation, net of forfeitures	6	—	(6)	5	(5)	—	—	—

Non-cash compensation	—	—	3,021	—	—	—	—	3,021

Purchase of treasury stock	—	—	—	—	—	(366)	—	(366)

Net loss	—	—	—	—	—	—	(257,612)	(257,612)

Balance at June 30, 2006	$633	$79	$610,864	$150	($150)	($1,741)	($948,058)	($338,223)

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net loss	($221,916)	($257,612)
Adjustments to reconcile net loss to net cash used in operating activities, net of effects from divestitures:
Depreciation, asset disposal and amortization	60,158	210,223
Deferred income taxes	6,489	7,171
Accretion of interest	2,069	2,215
Bad debt expense	14,100	10,065
Non-cash compensation	1,099	3,021
Loss on debt-for-equity exchange	182,868	—

Change in operating assets and liabilities:
Accounts receivable	(16,949)	(10,707)
Inventory	(764)	7,561
Prepaid expenses and other current assets	(7,422)	(5,831)
Intangible and other assets	(5,199)	(807)
Accounts payable	5,018	(1,473)
Accrued payroll and liabilities	(5,961)	(6,547)
Deferred revenue	661	2,829
Accrued interest	(17,814)	(46)
Other liabilities	(536)	(2,421)

Net cash used in operating activities	(4,099)	(42,359)

Cash flows from investing activities:
Purchase of available for sale securities	(337,950)	(436,604)
Proceeds from sale of available for sale securities	368,250	540,800
Proceeds from sale of assets	27,530	1,590
Payment of direct costs on business transactions	(451)	(54)
Capital expenditures	(16,347)	(42,173)
Other	—	(37)

Net cash provided by investing activities	41,032	63,522

Cash flows from financing activities:
Payments under senior secured term loan	(1,250)	(1,250)
Change in bank overdraft	(9,474)	(6,270)
Principal payments under capital lease obligations	(160)	(151)
Payment of direct costs on debt-for-equity exchange	(8,078)	(2,886)
Purchase of treasury stock	—	(366)
Other	(16)	—

Net cash used in financing activities	(18,978)	(10,923)

Net increase in cash and cash equivalents	17,955	10,240

Cash and cash equivalents, beginning of period	37,683	16,083

Cash and cash equivalents, end of period	$55,638	$26,323

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

					Three Months
	Three Months Ended		Six Months Ended		Ended
	June 30,		June 30,		March 31,
Adjusted EBITDA	2007	2006	2007	2006	2007
	(Dollars in thousands)
Net cash provided by (used in) operating activities	($12,517)	($20,801)	(4,099)	(42,359)	$8,418
Change in operating assets and liabilities	43,314	15,501	48,966	17,442	5,652
Deferred income taxes	(3,757)	(3,820)	(6,489)	(7,171)	(2,732)
Interest expense	29,635	38,167	67,969	75,909	38,334
Accretion of interest	(880)	(1,115)	(2,069)	(2,215)	(1,189)
Interest and other income	(2,422)	(3,313)	(4,826)	(7,407)	(2,404)
Bad debt expense	(7,568)	(4,127)	(14,100)	(10,065)	(6,532)
Income tax expense	4,504	3,991	7,602	7,743	3,098

Adjusted EBITDA	$50,309	$24,483	$92,954	$31,877	$42,645
The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, net cash provided by (used in) operating activities. Adjusted EBITDA can also be calculated as net loss plus net interest expense, income taxes, depreciation and asset disposal, amortization, non-cash compensation and loss on debt-for-equity exchange. We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA is also considered by many financial analysts to be a meaningful indication of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by the sum of service and roaming revenue, which revenue amounts are determined in accordance with GAAP and presented on the face of our consolidated financial statements. We utilize Adjusted EBITDA margin as a measure of operating efficiency.

	Three Months Ended		Six Months Ended		Three Months
	June 30,		June 30,		Ended March 31,
Average Revenue Per User
(ARPU)	2007	2006	2007	2006	2007
	(Dollars in thousands, except ARPU)
	Consolidated
Service revenue	$195,674	$164,430	$382,109	$319,897	$186,435
Subscriber retention credits	480	189	838	445	358
Revenue not generated by wireless subscribers	(2,394)	(2,887)	(4,703)	(6,062)	(2,309)

Adjusted service revenue	$193,760	$161,732	$378,244	$314,280	$184,484

Average subscribers	1,128,902	1,019,279	1,116,459	1,002,873	1,104,015
ARPU	$57.21	$52.89	$56.46	$52.23	$55.70

			Puerto Rico and				Puerto Rico and
	Continental U.S.		U.S. Virgin Islands		Continental U.S.		U.S. Virgin Islands
ARPU	segment		segment		segment		segment
	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	2007	2006	2007	2006	2007	2006
				(Dollars in thousands, except ARPU)
Service revenue	$138,195	$117,778	$57,479	$46,652	$271,155	$227,835	$110,954	$92,062
Subscriber retention credits	429	125	51	64	758	328	80	117
Revenue not generated by wireless subscribers	(133)	(131)	(2,261)	(2,756)	(264)	(247)	(4,439)	(5,815)

Adjusted service revenue	138,491	117,772	55,269	43,960	271,649	227,916	106,595	86,364

Average subscribers	796,257	742,643	332,645	276,636	789,655	729,802	326,804	273,071
ARPU	$57.98	$52.86	$55.38	$52.97	$57.33	$52.05	$54.36	$52.71
We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers and revenue not generated by wireless subscribers. Service revenue credits are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. Revenue not generated by wireless subscribers, which primarily consists of Universal Service Fund program revenue, is excluded from our calculation of ARPU, as this revenue does not reflect amounts billed to subscribers. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers and revenue not generated by wireless subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two; for year to date periods, average subscribers is calculated by adding the average subscriber amount calculated for the quarterly periods during the period and dividing by the number of quarters in the period.

	Three Months Ended		Six Months Ended		Three Months
	June 30,		June 30,		Ended March 31,
CCPU and CPGA	2007	2006	2007	2006	2007
	(Dollars in thousands, except CCPU and CPGA)
	Consolidated
Cost of service	$66,262	$66,717	$129,194	$134,665	$62,932
General and administrative expense	55,092	50,277	107,837	101,708	52,745
Less: non-cash compensation included in cost of service and general and administrative expense	(469)	(720)	(957)	(2,652)	(488)
Plus: termination benefits allocated to cost of service and general and administrative expense	—	610	—	1,452	—
Total cost of equipment – transactions with existing subscribers	17,390	17,114	38,028	36,594	20,638

CCPU operating expenses	138,275	133,998	274,102	271,767	135,827

Selling expense (1)	36,534	33,108	72,829	70,304	36,295
Less: non-cash compensation included in selling expense	(66)	(105)	(142)	(369)	(76)
Plus: termination benefits allocated to selling expense (1)	—	48	—	104	—
Total cost of equipment – transactions with new subscribers (1)	17,402	15,156	35,631	34,897	18,229

CPGA operating expenses	53,870	48,207	108,318	104,936	54,448

Non-cash compensation	535	825	1,099	3,021	564
Depreciation and asset disposal	20,935	84,531	45,081	188,030	24,146

	Three Months Ended		Six Months Ended		Three Months
	June 30,		June 30,		Ended March 31,
CCPU and CPGA	2007	2006	2007	2006	2007
	(Dollars in thousands, except CCPU and CPGA)
	Consolidated
Amortization	7,243	10,689	15,077	22,193	7,834

Total operating expenses	220,858	278,250	443,677	589,947	222,819

CCPU operating expenses (from above)	138,275	133,998	274,102	271,767	135,827
Subscriber retention credits	480	189	838	445	358
Equipment revenue – transactions with existing subscribers	(11,842)	(12,171)	(25,233)	(24,819)	(13,391)

CCPU costs, net	$126,913	$122,016	$249,707	$247,393	$122,794

Average subscribers	1,128,902	1,019,279	1,116,459	1,002,873	1,104,015
CCPU	$37.47	$39.90	$37.28	$41.11	$37.07

CPGA operating expenses (from above)	53,870	48,207	108,318	104,936	54,448
Equipment revenue – transactions with new subscribers	(9,839)	(10,568)	(20,931)	(22,879)	(11,092)

CPGA costs, net	$44,031	$37,639	$87,387	$82,057	$43,356

Gross subscriber additions	95,846	92,131	203,697	208,446	107,851
CPGA	$459	$409	$429	$394	$402

			Puerto Rico and U.S.
CCPU and CPGA	Continental U.S. segment		Virgin Islands segment
	Three Months Ended June 30,
	2007	2006	2007	2006
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$54,587	$55,879	$11,675	$10,838
General and administrative expense	41,467	36,070	13,625	14,207
Less: non-cash compensation included in cost of service and general and administrative expense	(460)	(714)	(9)	(6)
Plus: termination benefits allocated to cost of service and general and administrative expense	—	610	—	—
Total cost of equipment – transactions with existing subscribers	12,714	13,369	4,676	3,745

CCPU operating expenses	108,308	105,214	29,967	28,784

Selling expense (1)	26,031	24,045	10,503	9,063
Less: non-cash compensation included in selling expense	(22)	(86)	(44)	(19)
Plus: termination benefits allocated to selling expense (1)	—	48	—	—
Total cost of equipment – transactions with new subscribers (1)	9,726	8,907	7,676	6,249

CPGA operating expenses	35,735	32,914	18,135	15,293

Non-cash compensation	482	800	53	25
Depreciation and asset disposal	18,423	82,376	2,512	2,155
Amortization	3,206	4,805	4,037	5,884

Total operating expenses	166,154	226,109	54,704	52,141

CCPU operating expenses (from above)	108,308	105,214	29,967	28,784
Subscriber retention credits	429	125	51	64
Equipment revenue – transactions with existing subscribers	(8,881)	(9,942)	(2,961)	(2,229)

CCPU costs, net	$99,856	$95,397	$27,057	$26,619

Average subscribers	796,257	742,643	332,645	276,636
CCPU	$41.80	$42.82	$27.11	$32.07

			Puerto Rico and U.S.
CCPU and CPGA	Continental U.S. segment		Virgin Islands segment
	Three Months Ended June 30,
	2007	2006	2007	2006
	(Dollars in thousands, except CCPU and CPGA)
CPGA operating expenses (from above)	35,735	32,914	18,135	15,293
Equipment revenue – transactions with new subscribers	(6,138)	(6,845)	(3,701)	(3,723)

CPGA costs, net	$29,597	$26,069	$14,434	$11,570

Gross subscriber additions	61,116	59,193	34,730	32,938
CPGA	$484	$440	$416	$351

			Puerto Rico and U.S.
CCPU and CPGA	Continental U.S. segment		Virgin Islands segment
	Six Months Ended June 30,
	2007	2006	2007	2006
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$106,666	$112,809	$22,528	$21,856
General and administrative expense	80,303	71,831	27,534	29,877
Less: non-cash compensation included in cost of service and general and administrative expense	(941)	(2,642)	(16)	(10)
Plus: termination benefits allocated to cost of service and general and administrative expense	—	1,452	—	—
Total cost of equipment – transactions with existing subscribers	28,372	28,760	9,656	7,834

CCPU operating expenses	214,400	212,210	59,702	59,557

Selling expense (1)	51,490	51,988	21,339	18,316
Less: non-cash compensation included in selling expense	(55)	(333)	(87)	(36)
Plus: termination benefits allocated to selling expense (1)	—	104	—	—
Total cost of equipment – transactions with new subscribers (1)	20,468	22,043	15,163	12,854

CPGA operating expenses	71,903	73,802	36,415	31,134

Non-cash compensation	996	2,975	103	46
Depreciation and asset disposal	40,068	165,814	5,013	22,216
Amortization	6,604	9,843	8,473	12,350

Total operating expenses	333,971	464,644	109,706	125,303

CCPU operating expenses (from above)	214,400	212,210	59,702	59,557
Subscriber retention credits	758	328	80	117
Equipment revenue – transactions with existing subscribers	(19,805)	(21,212)	(5,428)	(3,607)

CCPU costs, net	$195,353	$191,326	$54,354	$56,067

Average subscribers	789,655	729,802	326,804	273,071
CCPU	$41.23	$43.69	$27.72	$34.22

CPGA operating expenses (from above)	71,903	73,802	36,415	31,134
Equipment revenue – transactions with new subscribers	(13,424)	(15,700)	(7,507)	(7,179)

CPGA costs, net	$58,479	$58,102	$28,908	$23,955

Gross subscriber additions	129,222	138,153	74,475	70,293
CPGA	$453	$421	$388	$341
We believe Cash Costs per User (CCPU), which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. Our management utilizes CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to control cash costs associated with providing services to customers and managing our core business operations in a cost-effective manner. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations and subscriber revenue retention credits, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period. We exclude non-cash compensation from CCPU, as this is not a cash expenditure. We exclude depreciation, asset disposal and amortization from CCPU in order to eliminate the impact of capital investments on our assessment of our ability to serve customers in a cost-effective manner. We believe the impact of our capital investments is better evaluated through its effect on cash flow. CCPU should be considered in addition to, but not as a substitute for, information contained in our statement of operations, which was prepared in accordance with GAAP.
We believe Cost per Gross Addition (CPGA) is a useful measure that quantifies the costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) plus selling expenses (exclusive of non-cash compensation) related to adding new subscribers and termination benefits and related expenses allocated to selling expense by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.

SCHEDULE 2
SELECTED OPERATING METRICS BY GEOGRAPHIC LOCATION
Consolidated operations
The table below summarizes the consolidated key metrics of our operations as of and for the three months ended June 30, 2007 and 2006.

	As of and for the three months ended June 30,
	2007	2006	Change	Change %
Gross additions	95,846	92,131	3,715	4.0%
Net additions	16,128	24,329	(8,201)	(33.7%)
Subscribers (end of period)	1,136,966	1,031,443	105,523	10.2%
Monthly subscriber churn	2.4%	2.2%	(0.2%)	(9.1%)
Average revenue per user	$57.21	$52.89	$4.32	8.2%
Cost per gross addition	$459	$409	($50)	(12.2%)
Continental United States segment operations
The table below summarizes the continental United States segment key metrics of our operations as of and for the three months ended June 30, 2007 and 2006.

	As of and for the three months ended June 30,
	2007	2006	Change	Change %
Gross additions	61,116	59,193	1,923	3.2%
Net additions	6,274	15,379	(9,105)	(59.2%)
Subscribers (end of period)	799,394	750,332	49,062	6.5%
Monthly subscriber churn	2.3%	2.0%	(0.3%)	(15.0%)
Average revenue per user	$57.98	$52.86	$5.12	9.7%
Cost per gross addition	$484	$440	($44)	(10.0%)
Puerto Rico and U.S. Virgin Islands segment operations
The table below summarizes the Puerto Rico and U.S. Virgin Islands segment key metrics of our operations as of and for the three months ended June 30, 2007 and 2006.

	As of and for the three months ended June 30,
	2007	2006	Change	Change %
Gross additions	34,730	32,938	1,792	5.4%
Net additions	9,854	8,950	904	10.1%
Subscribers (end of period)	337,572	281,111	56,461	20.1%
Monthly subscriber churn	2.5%	2.9%	0.4%	13.8%
Average revenue per user	$55.38	$52.97	$2.41	4.5%
Cost per gross addition	$416	$351	($65)	(18.5%)